As filed with the Securities and Exchange Commission on November 15, 2000.

                                       Registration No. 333-

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               SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

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                             FORM S-8
                      REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933

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                      SMTEK INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)


            DELAWARE                                33-0213512
(State or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)                 Identification No.)

       2151 Anchor Court, Thousand Oaks, California     91320
       (Address of principal executive offices)       (Zip Code)

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                     SMTEK INTERNATIONAL, INC.
          AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN
                     (Full title of the plan)


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                    Mitchell J. Freedman, Esq.
            General Counsel and Corporate Secretary
                     SMTEK International, Inc.
                         2151 Anchor Court
                 Thousand Oaks, California 91320
                          (805) 376-2595
         (Name, address and telephone number, including
               area code, of agent for service)


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                        CALCULATION OF REGISTRATION FEE

                                Proposed        Proposed
 Title of                        maximum         maximum
securities        Amount        offering       aggregate         Amount of
  to be            to be          price         offering        registration
registered      registered      per share        price              fee
-----------      ----------      ----------     ----------      ------------

Common Stock     300,000(1)      $4.66(2)      $1,398,000         $369.07
 ($0.01 par       shares
   value)

     (1) 660,000 shares of common stock are issuable under the SMTEK International, Inc. Amended and Restated 1996 Stock Incentive Plan (the "Plan"). In addition to the 300,000 shares registered hereby, an aggregate of 360,000 shares of common stock issuable under the Plan were previously registered under the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on July 24, 1996 (Registration No. 333-
8689) and August 28, 2000 (Registration No. 333-44612). All share amounts referenced herein reflect the 1-for-20 reverse stock split consummated on May 24, 1999.

     (2) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low sale prices for the Common Stock on November 8, 2000, as reported by Nasdaq, in accordance with Rule 457(c).




                              INTRODUCTION

    This Registration Statement on Form S-8 is filed by SMTEK International, Inc., a Delaware corporation (the "Company"), to register an additional 300,000 shares of the Company's Common Stock, issuable under the SMTEK International, Inc. Amended and Restated 1996 Stock Incentive Plan, and consists of only those items required by General Instruction E to Form S-8.


                                 PART I
           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    Pursuant to the instructions to Form S-8, Part I (Information Required in the Section 10(a) Prospectus) is not filed as part of this Registration Statement.


                                PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    In accordance with General Instruction E to Form S-8, the contents of the Company's Registration Statements on Form S-8 previously filed by the Company with the Securities and Exchange Commission on July 24, 1996 (Registration No. 333-8689) and August 28, 2000 (Registration No. 333-44612) are incorporated herein by reference and made a part hereof.



ITEM 8.  EXHIBITS.

         Pursuant to General Instruction E, only those opinions and consents required by Item 8 are provided, as follows.

Exhibit No.       Description
-----------       -----------
    5.1 Opinion of Mitchell J. Freedman, Esq. as to the legality of the additional securities being registered.

   23.1         Consent of KPMG LLP, independent auditors.

   23.2         Consent of Mitchell J. Freedman, Esq. (contained in
                Exhibit 5.1 hereto).

   24.1         Power of Attorney (contained on signature page hereto).






                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on November 14, 2000.
                                          SMTEK INTERNATIONAL, INC.

                                          By: /s/Gregory L. Horton
                                             --------------------------
                                             Gregory L. Horton
                                             President and Chief Executive
                                               Officer


                               POWER OF ATTORNEY

     We, the undersigned directors and officer of SMTEK International, Inc., do hereby constitute and appoint each of Messrs. Gregory L. Horton and Richard K. Vitelle, each with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things either of them may deem necessary or advisable to enable SMTEK International, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any or all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that they shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                Title                           Date
      ---------               ------                           ----
/s/ Gregory L. Horton      Chief Executive Officer,     November 14, 2000
------------------------     President and Director    -------------------
    Gregory L. Horton

/s/ Richard K. Vitelle     Chief Financial Officer      November 14, 2000
------------------------   (Principal Financial and    -------------------
    Richard K. Vitelle      Accounting Officer)

/s/ Clay M. Biddinger       Director                    November 14, 2000
------------------------                               -------------------
    Clay M. Biddinger

/s/ James P. Burgess        Director                    November 14, 2000
------------------------                               -------------------
    James P. Burgess

/s/ Bruce E. Kanter         Director                    November 13, 2000
------------------------                               -------------------
    Bruce E. Kanter

/s/ Oscar B. Marx, III      Director                    November 14, 2000
------------------------                               -------------------
    Oscar B. Marx, III


                                      EXHIBIT INDEX

      Exhibit
       Number          Description
      -------          -----------

        5.1 Opinion of Mitchell J. Freedman, Esq. as to the legality of the securities being registered.

       23.1    Consent of KPMG LLP, independent auditors.

       23.2    Consent of Mitchell J. Freedman, Esq. (contained in
               Exhibit 5.1 hereto).

       24.1    Power of Attorney (contained on signature page hereto)